Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On November 6, 2025, Curis, Inc. (“Curis” or the “Company”) sold to TPC Investments Royalty LLC, a limited liability company managed by Oberland Capital Management, LLC (“Oberland”), its interest in Curis Royalty LLC, a wholly owned subsidiary of the Company (“Curis Royalty”). The sale includes the intellectual property relating to Erivedge® (vismodegib), a first-in-class orally administered small molecule Hedgehog signaling pathway antagonist (“Erivedge”), other assets associated with Erivedge and the Collaborative Research, Development and License Agreement, dated as of June 11, 2003, by and between the Company and Genentech, Inc. (“Genentech”) (as amended by the First Amendment to the Collaborative Research, Development and License Agreement, between the Company and Genentech effective as of December 10, 2004, the Second Amendment to the Collaborative Research, Development and License Agreement, between the Company and Genentech effective as of April 11, 2005, the Third Amendment to the Collaborative Research, Development and License Agreement, between the Company and Genentech effective as of May 8, 2006 and the Fourth Amendment to the Collaborative Research, Development and License Agreement, between the Company and Genentech effective as of January 1, 2012, the “License Agreement”) (the “Erivedge Business”), in exchange for upfront consideration of $2.5 million and a release of the Company’s liability related to sale of future royalties to Oberland pursuant to the License Agreement (collectively, the “Transaction”). In connection with the Transaction, the Company transferred to Curis Royalty all rights to Curis Technology, Inventions and Joint Patents (each as defined in the License Agreement) and assigned the Company’s rights, duties and obligations under the License Agreement to Curis Royalty. As a result of executing the sale of Curis Royalty to Oberland, in the fourth quarter of 2025, the Company will recognize a gain within its statement of operations and comprehensive loss and the liability related to sale of future royalties will be extinguished. Following the Transaction, the Company is no longer entitled to revenues under the License Agreement.
The following unaudited pro forma condensed consolidated financial information is intended to illustrate how the Transaction would affect the historical financial statements of Curis if the Transaction had been consummated at an earlier time as indicated herein.
The unaudited pro forma condensed consolidated financial information is derived, in part, from, and should be read in conjunction with, Curis’s historical consolidated financial statements and notes thereto, as presented in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2025 and its Annual Report on Form 10-K for the year ended December 31, 2024.
The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. Curis’s accounting and financial reporting in these unaudited pro forma condensed consolidated financial information is based on its assessment of the appropriate application of accounting principles generally accepted in the U.S. (“U.S. GAAP”).
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 is prepared with the assumption that the Transaction had been consummated on September 30, 2025.
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024 and the nine months ended September 30, 2025 is prepared with the assumption that the Transaction had been consummated on January 1, 2024.

The transaction accounting adjustments to reflect the Transaction in the unaudited pro forma condensed consolidated financial statements include:
•Receipt of upfront consideration of $2.5 million;
•Sale of the assets and settlement of liabilities of the Erivedge Business; and
•Release from the liability related to the sale of future royalties to Oberland.
The unaudited pro forma condensed consolidated financial information does not purport to be indicative of the results of operations, the financial position or the gain on the transaction which would have actually resulted if the Transaction had been consummated on the dates indicated, or which may result in future periods.
The Company prepared the unaudited pro forma condensed consolidated financial information based upon assumptions deemed appropriate by its management. An explanation of certain assumptions is set forth in the notes to the unaudited pro forma condensed consolidated financial information. The pro forma adjustments may differ from those that have been or will be calculated to report the Transaction as a discontinued operation in the Company's historical and future filings, and do not reflect future events that may occur after the Transaction.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto.

CURIS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2025

	As Reported	Transaction Accounting Adjustments	Note 2	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$9,051	$2,411	(a)(b)	$11,462
Accounts receivable	3,243	(3,243)	(b)	—
Prepaid expenses and other current assets	1,613	—		1,613
Total current assets	13,907	(832)		13,075
Property and equipment, net	98	—		98
Restricted cash, long-term	544	—		544
Operating lease right-of-use asset	2,221	—		2,221
Other assets	1,889	—		1,889
Goodwill	8,982	—		8,982
Total assets	$27,641	$(832)		$26,809
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,445	$(14)	(b)	$4,431
Accrued liabilities	7,288	(172)	(b)	7,116
Current portion of operating lease liability	1,228	—		1,228
Current portion of liability related to sale of future royalties	6,951	(6,951)	(c)	—
Total current liabilities	19,912	(7,137)		12,775
Long-term operating lease liability	740	—		740
Liability related to the sale of future royalties, net	21,680	(21,680)	(c)	—
Total liabilities	42,332	(28,817)		13,515
Stockholders’ equity (deficit):
Preferred stock, $0.01 par value—5,000,000 shares authorized, no shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—		—
Common stock, $0.01 par value—68,343,750 shares authorized, 12,733,853 shares issued and outstanding at September 30, 2025; 34,171,875 shares authorized, 8,487,818 shares issued and outstanding at December 31, 2024	127	—		127
Additional paid-in capital	1,251,919	—		1,251,919
Accumulated deficit	(1,266,737)	27,985	(d)	(1,238,752)
Total stockholders’ equity (deficit)	(14,691)	27,985		13,294
Total liabilities and stockholders’ equity (deficit)	$27,641	$(832)		$26,809

CURIS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

	As Reported	Transaction Accounting Adjustments	Note 2	Pro Forma
Revenues, net	$8,305	$(8,305)	(e)	$—
Operating expenses:
Cost of royalties	45	(45)	(e)	—
Research and development	22,429	—		22,429
General and administrative	11,163	(105)	(e)	11,058
Total operating expenses	33,637	(150)		33,487
Loss from operations	(25,332)	(8,155)		(33,487)
Other income (expense):
Interest income	265	—		265
Expense related to the sale of future royalties	(1,871)	1,871	(f)	—
Total other income (expense)	(1,606)	1,871		265
Net loss	$(26,938)	$(6,284)		$(33,222)
Net loss per common share (basic and diluted)	$(2.19)			$(2.70)
Weighted average common shares (basic and diluted)	12,293,558			12,293,558

CURIS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2024

	As Reported	Transaction Accounting Adjustments	Note 2	Pro Forma
Revenues, net	$10,908	$(10,908)	(e)	$—
Operating expenses:
Cost of royalties	98	(98)	(e)	—
Research and development	38,562	—		38,562
General and administrative	16,790	(58)	(e)	16,732
Total operating expenses	55,450	(156)		55,294
Gain on release of liability related to sale of future royalties associated with sale of assets	—	27,985	(d)	27,985
Loss from operations	(44,542)	17,233		(27,309)
Other income (expense):
Interest income	1,768	—		1,768
Expense related to the sale of future royalties	(615)	615	(f)	—
Total other income (expense)	1,153	615		1,768
Net loss	$(43,389)	$17,848		$(25,541)
Net loss per common share (basic and diluted)	$(6.88)			$(4.05)
Weighted average common shares (basic and diluted)	6,306,284			6,306,284

CURIS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.    Basis of Presentation
The unaudited pro forma condensed consolidated financial information is prepared based on Curis’s historical consolidated financial statements and pursuant to Article 11 of Regulation S-X, adjusted for certain transaction accounting adjustments listed in the Note 2 below. Actual adjustments, however, may differ materially from the information presented. In addition, Curis does not expect material income tax impact resulting from the transactions contemplated by the Transaction as it maintains a full valuation allowance on all of its deferred tax assets due to its history of losses.
2.    Pro Forma Adjustments
The unaudited pro forma condensed consolidated financial information reflects the following adjustments:
(a)Recognition of cash received for the sale of $2.5 million, less cash paid to settle liabilities from the Erivedge Business.
(b)Derecognition of the assets and settlement of the liabilities associated with the Erivedge Business.
(c)Extinguishment of the $28.6 million liability related to sale of future royalties, assuming the Transaction had been consummated on September 30, 2025.
(d)Recognition of gain on the transaction of $28.0 million. This represents the recognition of cash received for the sale of $2.5 million, less cash paid to settle liabilities from the Erivedge Business, derecognition of the assets and non-cash settlement of the liabilities associated with the Erivedge Business and extinguishment of the liability related to sale of future royalties.
(e)Eliminate expenses associated with the liability related to the sale of future royalties.